UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 31, 2015

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to Loan Agreement

On December 31, 2015, the Company entered into an amendment (the “Amendment”) to its Term Loan Agreement, dated as of March 4, 2015, as amended by the Omnibus Amendment Agreement, dated as of April 2, 2015, and by Amendment 2, dated as of August 6, 2015, by and among TearLab Corporation, certain of its subsidiaries from time to time party thereto as guarantors and CRG LP (formerly known as Capital Royalty) and certain of its affiliate funds as lenders (the “Loan Agreement”). The Amendment changes the required minimum revenue level under the Loan Agreement from $35 million to $30 million for 2016.

Employment Agreement with Executive Chairman

On January 4, 2015, TearLab Corporation (the “Company”) entered into an employment agreement with Elias Vamvakas, the Company’s Executive Chairman, effective as of January 1, 2016. As previously disclosed in the Company’s Current Report on Form 8-K filed on December 9, 2015, Mr. Vamvakas will receive an annual salary of $150,000, a bonus target of 50% of his base salary, and normal employee benefits plus up to $20,000 in annual membership fee reimbursement. Mr. Vamvakas’ severance has been deferred and changed to a lump sum of $700,000, payable upon his separation from the Company in cash or restricted stock, at his election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Wes Brazell
Wes Brazell Chief Financial Officer

Date: January 7, 2016